CONTACTS:	Investors	Media
	Robin Washington	Amy Flood
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Patrick O'Brien
(650) 522-1936

For Immediate Release

GILEAD SCIENCES ANNOUNCES SECOND QUARTER 2015 FINANCIAL RESULTS

- Over 180,000 U.S. and EU Patients Treated Year-to-Date with Sovaldi or Harvoni -
- Product Sales of $8.1 billion -
- Non-GAAP EPS of $3.15 per share -
- Revised 2015 Full Year Guidance -

Foster City, CA, July 28, 2015 - Gilead Sciences, Inc. (Nasdaq: GILD) announced today its results of operations for the second quarter ended June 30, 2015. The financial results that follow represent a year over year comparison of second quarter 2015 to the second quarter 2014. Total revenues were $8.2 billion in 2015 compared to $6.5 billion in 2014. Net income was $4.5 billion or $2.92 per diluted share in 2015 compared to $3.7 billion or $2.20 per diluted share in 2014. Non-GAAP net income, which excludes amounts related to acquisition, restructuring, stock-based compensation and other, was $4.8 billion or $3.15 per diluted share in 2015 compared to $3.9 billion or $2.36 per diluted share in 2014.

	Three Months Ended		Six Months Ended
	June 30,		June 30,
(In millions, except per share amounts)	2015	2014	2015	2014
Product sales	$8,126	$6,413	$15,531	$11,284
Royalty, contract and other revenues	118	122	307	250
Total revenues	$8,244	$6,535	$15,838	$11,534

Net income attributable to Gilead	$4,492	$3,656	$8,825	$5,883
Non-GAAP net income attributable to Gilead	$4,845	$3,929	$9,449	$6,417

Diluted EPS	$2.92	$2.20	$5.68	$3.52
Non-GAAP diluted EPS	$3.15	$2.36	$6.08	$3.84
Product Sales
Total product sales for the second quarter of 2015 were $8.1 billion compared to $6.4 billion for the second quarter of 2014. Product sales in the U.S. were $5.6 billion compared to $4.8 billion for the second quarter of 2014. In Europe, product sales were $2.0 billion compared to $1.3 billion for the same period in 2014.

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Gilead Sciences, Inc. 333 Lakeside Drive Foster City, CA 94404 USA	www.gilead.com
phone (650) 574-3000 facsimile (650) 578-9264

July 28, 2015	2

Antiviral Product Sales
Antiviral product sales increased to $7.6 billion for the second quarter of 2015, up from $6.0 billion for the second quarter of 2014 primarily due to sales of Harvoni® (ledipasvir 90 mg/sofosbuvir 400 mg), which was approved in the U.S. and Europe in the fourth quarter of 2014, partially offset by a decrease in sales of Sovaldi® (sofosbuvir 400 mg) due primarily to the uptake in Harvoni.

Other Product Sales
Other product sales, which include Letairis® (ambrisentan), Ranexa® (ranolazine) and AmBisome® (amphotericin B liposome for injection), were $495 million for the second quarter of 2015 compared to $401 million for the second quarter of 2014.

Operating Expenses

	Three Months Ended		Six Months Ended
	June 30,		June 30,
(In millions)	2015	2014	2015	2014
Non-GAAP research and development expenses	$702	$542	$1,353	$1,100
Non-GAAP selling, general and administrative expenses	$761	$570	$1,361	$1,070

Note:	Non-GAAP R&D and SG&A expenses exclude amounts related to acquisition, restructuring, stock-based compensation and other.

During the second quarter of 2015, compared to the same period in 2014:

•
Non-GAAP research and development (R&D) expenses increased primarily due to the continued progression and expansion of Gilead's clinical studies, particularly Phase 3 studies in the liver disease and oncology areas.

•
Non-GAAP selling, general and administrative (SG&A) expenses increased primarily due to an increase in Gilead's portion of the branded prescription drug fee along with growth and the geographic expansion in its business.

Cash, Cash Equivalents and Marketable Securities
As of June 30, 2015, Gilead had $14.7 billion of cash, cash equivalents and marketable securities compared to $14.5 billion as of March 31, 2015. During the second quarter of 2015, Gilead generated $5.7 billion in operating cash flow, utilized $900 million to repurchase 9 million shares under the $15.0 billion share repurchase plan approved in January 2015 and $3.9 billion to retire 46 million warrants related to the 2016 convertible debt. At June 30, 2015, approximately 9 million warrants remain outstanding. Gilead also paid its first cash dividend of $633 million, or $0.43 per share, during the second quarter of 2015.

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July 28, 2015	3

Revised 2015 Full Year Guidance
Gilead updated its full year 2015 guidance, which it initially provided on February 3, 2015, updated on April 30, 2015, and further revised on July 28, 2015.

(In millions, except percentages and per share amounts)	Initially Provided February 3, 2015	Updated April 30, 2015	Updated July 28, 2015
Net Product Sales	$26,000 - $27,000	$28,000 - $29,000	$29,000 - $30,000
Non-GAAP*
Product Gross Margin	87% - 90%	87% - 90%	88% - 90%
R&D expenses	$3,000 - $3,300	$3,000 - $3,300	$2,800 - $3,000
SG&A expenses	$3,000 - $3,300	$3,000 - $3,300	$3,000 - $3,200
Effective Tax Rate	18.0% - 20.0%	18.0% - 20.0%	17.0% - 18.0%

Diluted EPS Impact of Acquisition-Related, Restructuring, Stock-Based Compensation Expenses and Other	$0.82 - $0.87	$0.82 - $0.87	$0.82 - $0.87

* Non-GAAP product gross margin, R&D and SG&A expenses and effective tax rate exclude amounts related to acquisition, restructuring, stock-based compensation and other.

Corporate Highlights

•
Announced the signing of a definitive agreement to acquire EpiTherapeutics, a privately-held Danish company. EpiTherapeutics generated a library of first-in-class, selective small molecule inhibitors of epigenetic regulation of gene transcription, in particular histone demethylases.

•
Announced that the company’s Board of Directors declared a quarterly cash dividend of $633 million or $0.43 per share of common stock and paid on June 29, 2015 to all stockholders of record as of the close of business on the record date of June 16, 2015. This was the first quarterly dividend declared under the Board's dividend program announced on February 3, 2015.

Product & Pipeline Updates Announced by Gilead During the Second Quarter of 2015 Include:
Antiviral Program

•
Announced that Gilead submitted a New Drug Application (NDA) to the U.S. Food and Drug Administration (FDA) for two doses of an investigational fixed-dose combination of emtricitabine and tenofovir alafenamide (F/TAF) (200/10 mg and 200/25 mg) for the treatment of HIV-1 infection in adults and pediatric patients age 12 years and older, in combination with other HIV antiretroviral agents. Under the Prescription Drug User Fee Act, the FDA has set a target action date of April 7, 2016.

◦
This was Gilead's second F/TAF-based NDA submitted to the FDA for review. In November 2014, Gilead filed an NDA for an investigational once-daily single tablet regimen containing elvitegravir 150 mg, cobicistat 150 mg, emtricitabine 200 mg and TAF 10 mg (E/C/F/TAF). The FDA has set a target action date of November 5, 2015.

•
Announced that Gilead’s Marketing Authorization Application (MAA) for two doses of F/TAF (200/10 mg and 200/25 mg) was fully validated and under evaluation by the European Medicines Agency. The data included in the application support the use of F/TAF for the treatment of HIV-1 infection in adults in combination with other HIV antiretroviral agents.

◦	Gilead's MAA for E/C/F/TAF was validated on December 23, 2014.

•	Presented data at the 50th Annual Meeting of the European Association for the Study of the Liver including:

◦
Positive results from two studies evaluating the safety and efficacy of investigational uses of sofosbuvir-based regimens in HCV-infected patients with genotypes 2, 3, 4 and 5. Results from the BOSON study of sofosbuvir in combination with ribavirin or with pegylated interferon and ribavirin demonstrated high cure rates across all patients with genotypes 2 and 3. Separately, results from a Phase 2 study demonstrated the safety and efficacy of ledipasvir/sofosbuvir in patients with genotypes 4 or 5 infection.

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July 28, 2015	4

◦
Positive results from several Phase 2 clinical studies evaluating investigational uses of ledipasvir/sofosbuvir and other sofosbuvir-based regimens for the treatment of HCV infection in patients with advanced liver disease, including patients with decompensated cirrhosis, patients with fibrosing cholestatic hepatitis C (a rare and severe form of the disease following liver transplantation) and patients with portal hypertension.

◦
Positive pre-clinical data and results from Phase 1 and Phase 2 studies supporting the development of an investigational all-oral, pan-genotypic regimen of sofosbuvir, the investigational NS5A inhibitor velpatasvir (formerly GS-5816) and GS-9857, an investigational NS3/4A protease inhibitor. In pre-clinical studies, GS-9857 demonstrated similarly potent antiviral activity against HCV replicons of all tested genotypes (1-6), as well as an improved resistance profile compared to other HCV protease inhibitors. In a healthy volunteer study, GS-9857 demonstrated a favorable pharmacokinetic profile. Data from a three-day monotherapy study also demonstrated that GS-9857 was well-tolerated for HCV patients with genotypes 1, 2, 3 and 4 at the 100 mg dose.

Oncology Program

•
Announced positive results from the Phase 3 clinical Study 119 of an investigational use of Zydelig® (idelalisib) in combination with ofatumumab in previously-treated patients with chronic lymphocytic leukemia. In Study 119, there was a 73-percent reduction in the risk of disease progression or death in patients receiving Zydelig in combination with ofatumumab compared to ofatumumab alone. These results were presented at the 51st Annual Meeting of the American Society of Clinical Oncology.

Conference Call
At 4:30 p.m. Eastern Time today, Gilead's management will host a conference call and a simultaneous webcast to discuss results from its second quarter 2015 as well as provide a general business update. The live webcast of the call can be accessed at the company's Investors page at www.gilead.com/investors. Please connect to the company's website at least 15 minutes prior to the start of the call to ensure adequate time for any software download that may be required to listen to the webcast. Alternatively, please call 1-877-359-9508 (U.S.) or 1-224-357-2393 (international) and dial the conference ID 73361664 to access the call.
A replay of the webcast will be archived on the company's website for one year, and a phone replay will be available approximately two hours following the call through July 30, 2015. To access the phone replay, please call 1-855-859-2056 (U.S.) or 1-404-537-3406 (international) and dial the conference ID 73361664.

About Gilead
Gilead Sciences is a biopharmaceutical company that discovers, develops and commercializes innovative therapeutics in areas of unmet medical need. The company's mission is to advance the care of patients suffering from life-threatening diseases. Gilead has operations in more than 30 countries worldwide, with headquarters in Foster City, California.
Non-GAAP Financial Information
Gilead has presented certain financial information in accordance with U.S. generally accepted accounting principles (GAAP) and also on a non-GAAP basis. Management believes this non-GAAP information is useful for investors, when considered in conjunction with Gilead's GAAP financial statements, because management uses such information internally for its operating, budgeting and financial planning purposes. Non-GAAP information is not prepared under a comprehensive set of accounting rules and should only be used to supplement an understanding of Gilead's operating results as reported under GAAP. A reconciliation between GAAP and non-GAAP financial information is provided in the tables on pages 7 and 8.

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July 28, 2015	5

Forward-looking Statements
Statements included in this press release that are not historical in nature are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Gilead cautions readers that forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially. These risks and uncertainties include: Gilead's ability to achieve its anticipated full year 2015 financial results; Gilead's ability to sustain growth in revenues for its antiviral and other programs; availability of funding for state AIDS Drug Assistance Programs (ADAPs); continued fluctuations in ADAP purchases driven by federal and state grant cycles which may not mirror patient demand and may cause fluctuations in Gilead's earnings; the possibility of unfavorable results from clinical trials involving sofosbuvir-containing products, including the pan-genotypic regimen of sofosbuvir, velpatasvir and GS-9857; Gilead's ability to initiate clinical trials in its currently anticipated timeframes; the levels of inventory held by wholesalers and retailers which may cause fluctuations in Gilead's earnings; Gilead's ability to submit new drug applications for new product candidates in the timelines currently anticipated; Gilead's ability to receive regulatory approvals in a timely manner or at all, for new and current products, including F/TAF and E/C/F/TAF; Gilead's ability to successfully commercialize its products; the risk that physicians and patients may not see advantages of these products over other therapies and may therefore be reluctant to prescribe the products; the risk that estimates of patients with HCV or anticipated patient demand may not be accurate; the risk that private and public payers may be reluctant to provide, or continue to provide, coverage or reimbursement for new products, including Sovaldi and Harvoni; Gilead's ability to successfully develop its oncology, inflammation, cardiovascular and respiratory programs, including the compounds purchased from EpiTherapeutics; safety and efficacy data from clinical studies may not warrant further development of Gilead's product candidates, including the pan-genotypic regimen of sofosbuvir, velpatasvir and GS-9857; the potential for additional austerity measures in European countries that may increase the amount of discount required on Gilead's products; Gilead's ability to complete its share repurchase program due to changes in its stock price, corporate or other market conditions; Gilead’s ability to pay dividends under its dividend program and the risk that its Board of Directors may reduce the amount of the dividend; fluctuations in the foreign exchange rate of the U.S. dollar that may cause an unfavorable foreign currency exchange impact on Gilead's future revenues and pre-tax earnings; and other risks identified from time to time in Gilead's reports filed with the U.S. Securities and Exchange Commission (SEC). In addition, Gilead makes estimates and judgments that affect the reported amounts of assets, liabilities, revenues and expenses and related disclosures. Gilead bases its estimates on historical experience and on various other market specific and other relevant assumptions that it believes to be reasonable under the circumstances, the results of which form the basis for making judgments about the carrying values of assets and liabilities that are not readily apparent from other sources. Actual results may differ significantly from these estimates. You are urged to consider statements that include the words may, will, would, could, should, might, believes, estimates, projects, potential, expects, plans, anticipates, intends, continues, forecast, designed, goal, or the negative of those words or other comparable words to be uncertain and forward-looking. Gilead directs readers to its press releases, Quarterly Report on Form 10-Q for the quarter ended March 31, 2015 and other subsequent disclosure documents filed with the SEC. Gilead claims the protection of the Safe Harbor contained in the Private Securities Litigation Reform Act of 1995 for forward-looking statements.
All forward-looking statements are based on information currently available to Gilead, and Gilead assumes no obligation to update any such forward-looking statements.
# # #
Gilead owns or has rights to various trademarks, copyrights and trade names used in our business, including the following: GILEAD®, GILEAD SCIENCES®, HARVONI®, SOVALDI®, TRUVADA®, STRIBILD®, COMPLERA®, EVIPLERA®, VIREAD®, LETAIRIS®, RANEXA®, AMBISOME®, ZYDELIG®, EMTRIVA®, TYBOST®, HEPSERA®, VITEKTA®, CAYSTON®, VOLIBRIS®, and RAPISCAN®.

ATRIPLA® is a registered trademark belonging to Bristol-Myers Squibb & Gilead Sciences, LLC. LEXISCAN® is a registered trademark belonging to Astellas U.S. LLC. MACUGEN® is a registered trademark belonging to Eyetech, Inc. SUSTIVA® is a registered trademark of Bristol-Myers Squibb Pharma Company. TAMIFLU® is a registered trademark belonging to Hoffmann-La Roche Inc.

For more information on Gilead Sciences, Inc., please visit www.gilead.com or call the Gilead Public Affairs Department at 1-800-GILEAD-5 (1-800-445-3235).

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July 28, 2015	6

GILEAD SCIENCES, INC.
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(unaudited)
(in millions, except per share amounts)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2015	2014	2015	2014
Revenues:
Product sales	$8,126	$6,413	$15,531	$11,284
Royalty, contract and other revenues	118	122	307	250
Total revenues	8,244	6,535	15,838	11,534
Costs and expenses:
Cost of goods sold	998	925	1,880	1,738
Research and development expenses	818	584	1,514	1,179
Selling, general and administrative expenses	812	614	1,457	1,162
Total costs and expenses	2,628	2,123	4,851	4,079
Income from operations	5,616	4,412	10,987	7,455
Interest expense	(140)	(102)	(293)	(178)
Other income (expense), net	35	(4)	56	(22)
Income before provision for income taxes	5,511	4,306	10,750	7,255
Provision for income taxes	1,014	656	1,921	1,382
Net income	4,497	3,650	8,829	5,873
Net income (loss) attributable to noncontrolling interest	5	(6)	4	(10)
Net income attributable to Gilead	$4,492	$3,656	$8,825	$5,883
Net income per share attributable to Gilead common stockholders - basic	$3.05	$2.39	$5.96	$3.83
Net income per share attributable to Gilead common stockholders - diluted	$2.92	$2.20	$5.68	$3.52
Shares used in per share calculation - basic	1,472	1,533	1,480	1,535
Shares used in per share calculation - diluted	1,540	1,664	1,555	1,672
Cash dividends declared per share	$0.43	$—	$0.43	$—

July 28, 2015	7

GILEAD SCIENCES, INC.
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL INFORMATION
(unaudited)
(in millions, except percentages and per share amounts)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2015	2014	2015	2014
Cost of goods sold reconciliation:
GAAP cost of goods sold	$998	$925	$1,880	$1,738
Stock-based compensation expenses	(3)	(2)	(6)	(5)
Acquisition related-amortization of purchased intangibles	(207)	(200)	(413)	(399)
Variable interest entity consolidated costs(1)	—	—	1	—
Non-GAAP cost of goods sold	$788	$723	$1,462	$1,334

Product gross margin reconciliation:
GAAP product gross margin	87.7%	85.6%	87.9%	84.6%
Acquisition related-amortization of purchased intangibles	2.5%	3.1%	2.7%	3.5%
Non-GAAP product gross margin(2)	90.3%	88.7%	90.6%	88.2%

Research and development expenses reconciliation:
GAAP research and development expenses	$818	$584	$1,514	$1,179
Stock-based compensation expenses	(42)	(37)	(84)	(71)
Acquisition related expenses	(67)	—	(67)	—
Acquisition related-contingent consideration remeasurement	(7)	(5)	(10)	(8)
Non-GAAP research and development expenses	$702	$542	$1,353	$1,100

Selling, general and administrative expenses reconciliation:
GAAP selling, general and administrative expenses	$812	$614	$1,457	$1,162
Stock-based compensation expenses	(51)	(44)	(98)	(90)
Restructuring expenses	—	—	2	—
Acquisition related-amortization of purchased intangibles	—	—	—	(2)
Non-GAAP selling, general and administrative expenses	$761	$570	$1,361	$1,070

Operating margin reconciliation:
GAAP operating margin	68.1%	67.5%	69.4%	64.6%
Stock-based compensation expenses	1.2%	1.3%	1.2%	1.4%
Acquisition related expenses	0.8%	—%	0.4%	—%
Acquisition related-amortization of purchased intangibles	2.5%	3.1%	2.6%	3.5%
Acquisition related-contingent consideration remeasurement	0.1%	0.1%	0.1%	0.1%
Non-GAAP operating margin(2)	72.7%	71.9%	73.6%	69.6%

Other income (expense) reconciliation:
GAAP other income (expense), net	$35	$(4)	$56	$(22)
Acquisition related-transaction costs	—	—	—	(2)
Non-GAAP other income (expense), net	$35	$(4)	$56	$(24)

Notes:
Immaterial amounts are not presented in the tables above
(1) Consolidation of a contract manufacturer
(2) Amounts may not sum due to rounding

July 28, 2015	8

GILEAD SCIENCES, INC.
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL INFORMATION - (Continued)
(unaudited)
(in millions, except percentages and per share amounts)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2015	2014	2015	2014
Effective tax rate reconciliation:
GAAP effective tax rate	18.4%	15.2%	17.9%	19.1%
Acquisition related expenses/transaction costs	(0.2)%	—%	(0.1)%	—%
Acquisition related-amortization of purchased intangibles	(0.5)%	(0.6)%	(0.5)%	(0.9)%
Non-GAAP effective tax rate(1)	17.7%	14.6%	17.3%	18.2%

Net income attributable to Gilead reconciliation:
GAAP net income attributable to Gilead	$4,492	$3,656	$8,825	$5,883
Stock-based compensation expenses	71	72	140	136
Restructuring expenses	—	—	(2)	—
Acquisition related expenses/transaction costs	67	—	67	(1)
Acquisition related-amortization of purchased intangibles	202	196	403	391
Acquisition related-contingent consideration remeasurement	7	5	10	8
Variable interest entity consolidated costs(2)	6	—	6	—
Non-GAAP net income attributable to Gilead	$4,845	$3,929	$9,449	$6,417

Diluted earnings per share reconciliation:
GAAP diluted earnings per share	$2.92	$2.20	$5.68	$3.52
Stock-based compensation expenses	0.05	0.04	0.09	0.08
Acquisition related expenses/transaction costs	0.04	—	0.04	—
Acquisition related-amortization of purchased intangibles	0.13	0.12	0.26	0.23
Acquisition related-contingent consideration remeasurement	—	—	0.01	—
Non-GAAP diluted earnings per share(1)	$3.15	$2.36	$6.08	$3.84

Shares used in per share calculation (diluted) reconciliation:
GAAP shares used in per share calculation (diluted)	1,540	1,664	1,555	1,672
Share impact of current stock-based compensation rules	—	(1)	—	(1)
Non-GAAP shares used in per share calculation (diluted)	1,540	1,663	1,555	1,671

Non-GAAP adjustment summary:
Cost of goods sold adjustments	$210	$202	$418	$404
Research and development expenses adjustments	116	42	161	79
Selling, general and administrative expenses adjustments	51	44	96	92
Other income (expense) adjustments	—	—	—	(2)
Total non-GAAP adjustments before tax	377	288	675	573
Income tax effect	(30)	(14)	(58)	(38)
Variable interest entity consolidated costs(2)	6	—	7	—
Total non-GAAP adjustments after tax attributable to Gilead	$353	$274	$624	$535

Notes:
Immaterial amounts are not presented in the tables above
(1) Amounts may not sum due to rounding
(2) Consolidation of a contract manufacturer

July 28, 2015	9

GILEAD SCIENCES, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(unaudited)
(in millions)

	June 30,	December 31,
	2015	2014(1)

Cash, cash equivalents and marketable securities	$14,667	$11,726
Accounts receivable, net	5,331	4,635
Inventories	2,039	1,386
Property, plant and equipment, net	1,899	1,674
Intangible assets, net	10,660	11,073
Goodwill	1,172	1,172
Other assets	3,399	2,998
Total assets	$39,167	$34,664

Current liabilities	$8,925	$5,761
Long-term liabilities	13,601	13,069
Equity component of currently redeemable convertible notes	7	15
Stockholders’ equity(2)	16,634	15,819
Total liabilities and stockholders’ equity	$39,167	$34,664

Notes:
(1) Derived from the audited consolidated financial statements as of December 31, 2014.
(2) As of June 30, 2015, there were 1,473 million shares of common stock issued and outstanding.

July 28, 2015	10

GILEAD SCIENCES, INC.
PRODUCT SALES SUMMARY
(unaudited)
(in millions)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2015	2014	2015	2014
Antiviral products:
Harvoni – U.S.	$2,826	$—	$5,842	$—
Harvoni – Europe	623	—	1,100	—
Harvoni – Other International	159	—	245	—
	3,608	—	7,187	—

Sovaldi – U.S.	615	3,031	1,036	5,129
Sovaldi – Europe	522	401	1,005	564
Sovaldi – Other International	154	49	222	62
	1,291	3,481	2,263	5,755

Truvada – U.S.	500	399	909	767
Truvada – Europe	277	338	578	661
Truvada – Other International	72	69	133	138
	849	806	1,620	1,566

Atripla – U.S.	549	578	1,043	1,068
Atripla – Europe	178	234	372	471
Atripla – Other International	55	58	101	111
	782	870	1,516	1,650

Stribild – U.S.	364	230	646	417
Stribild – Europe	65	31	126	55
Stribild – Other International	18	9	31	13
	447	270	803	485

Complera / Eviplera – U.S.	207	153	370	284
Complera / Eviplera – Europe	145	132	290	241
Complera / Eviplera – Other International	15	14	27	25
	367	299	687	550

Viread – U.S.	134	117	234	198
Viread – Europe	77	88	157	172
Viread – Other International	60	56	114	102
	271	261	505	472

Other Antiviral – U.S.	8	13	22	20
Other Antiviral – Europe	7	10	14	19
Other Antiviral – Other International	1	2	2	4
	16	25	38	43

Total antiviral products – U.S.	5,203	4,521	10,102	7,883
Total antiviral products – Europe	1,894	1,234	3,642	2,183
Total antiviral products – Other International	534	257	875	455
	7,631	6,012	14,619	10,521
Other products:
Letairis	176	145	327	268
Ranexa	141	123	258	234
AmBisome	103	94	188	186
Zydelig	30	—	56	—
Other	45	39	83	75
	495	401	912	763

Total product sales	$8,126	$6,413	$15,531	$11,284